UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/26/2007

NYSE Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32829

Delaware	20-2786071
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11 Wall Street, New York, NY 10005
(Address of principal executive offices, including zip code)

(212) 656-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2007, NYSE Group, Inc. announced the appointment of Duncan L. Niederauer, 47, to the position of President and co-Chief Operating Officer, effective April 9, 2007. Mr. Niederauer will be responsible for U.S. cash equities operations, including Institutional and Member Firm Client Group sales and client services for both the New York Stock Exchange and NYSE Arca, and will serve on the NYSE Group, Inc. Management Committee. It is anticipated that, following the completion of the business combination of NYSE Group and Euronext N.V. and subject to European regulatory approval, Mr. Niederauer will serve on the Management Committee of NYSE Euronext, Inc., on which parity will be maintained for U.S. and European representation.

Gerald R. Putnam, who currently serves as President and co-Chief Operating Officer, will become Vice Chairman with responsibility for technology, product development and options. President and co-Chief Operating Officer Catherine R. Kinney will be responsible for NYSE Group's global listings business, which includes listings sales and client services, and NYSE Group's market data business. Mr. Putnam and Ms. Kinney will also serve on the Management Committee of NYSE Euronext, Inc. upon completion of the business combination.

Since 1997, Mr. Niederauer has been a managing director, and since 2000, a partner, of The Goldman Sachs Group, Inc. Since 2005, Mr. Niederauer was co-head of the Equities Division execution services franchise. From 2002 to 2005, Mr. Niederauer was the managing director responsible for Goldman Sachs Execution & Clearing, L.P. (formerly known as Spear, Leeds & Kellogg L.P.), a subsidiary of Goldman Sachs. From March 2002 until his resignation in February, 2004, Mr. Niederauer served on the board of managers of Archipelago Holdings LLC and thereafter served as an observer to Archipelago's board of managers in a non-voting capacity until Archipelago's conversion to a Delaware corporation in August, 2004.

Mr. Niederauer will be paid an annual base salary of $750,000. In addition, Mr. Niederauer will receive an initial grant of restricted stock units, vesting over three years, valued at $5 million.

During the past fiscal year, NYSE Group and its predecessors have entered into various commercial arrangements with certain subsidiaries and affiliates of Goldman Sachs, including, without limitation, the provision of financial advisory and investment banking services for which Goldman Sachs has received fees, commissions or other payments. Goldman Sachs Execution & Clearing, L.P. also serves as a specialist for some NYSE-listed companies and performs certain clearing and technical services for NYSE Arca.

The press release announcing Mr. Niederauer's appointment is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 - Press Release entitled "Duncan L. Niederauer Joins NYSE Group as President and co-Chief Operating Officer," dated February 26, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Group, Inc.

Date: February 27, 2007	By:	/s/ Rachel F. Robbins
Rachel F. Robbins
EVP and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release entitled "Duncan L. Niederauer Joins NYSE Group as President and co-Chief Operating Officer," dated February 26, 2007